Exhibit 10.1
FURNITURE BRANDS INTERNATIONAL, INC.
2008 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
     Furniture Brands International, Inc., a Delaware corporation (the “Company”), hereby grants stock units relating to the value of shares of its common stock, no par value (the “Common Stock”), to the individual named below as the Grantee. The terms and conditions of the grant are set forth in this Agreement and in the Furniture Brands International, Inc. 2008 Incentive Plan (the “Plan”).
Grant Date:                     , 20___
Name of Grantee:
Grantee’s Social Security Number:
Number of Restricted Stock Units Covered by Grant:
     By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is being provided with this Agreement. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

GRANTEE:

[Name]

COMPANY:
By:
Title:

FURNITURE BRANDS INTERNATIONAL, INC.
2008 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

Grant of Stock Units	This grant is an award of stock units in the number of units set forth on the cover sheet, subject to the conditions described below (each a “Stock Unit,” and collectively the “Stock Units”). Each Stock Unit represents the right to receive cash equal to one, two or three times the Base Price of the Common Stock.

Definitions	“Base Price,” “Cause,” “Change in Control,” “Disability,” “Fair Market Value” and “Retirement” shall have the meaning assigned to such terms in Exhibit A to this Stock Unit Agreement. The total number of Stock Units under this Stock Unit grant (as shown on the cover sheet) is referred to as your “Total Stock Units.”

Performance Conditions and Retention Period	The grant of fifty percent (50%) of the Stock Units (the “First Tranche”) is conditioned on the Fair Market Value of the Common Stock attaining a value of at least two times Base Price $ for a ten day trailing average; and the grant of the second fifty percent (50%) of the Stock Units (the “Second Tranche”) is conditioned on the Fair Market Value of the Common Stock attaining a value of at least three times Base Price $ for a ten day trailing average (referred to herein as the “Performance Conditions”).

If the First Tranche Performance Conditions are satisfied, then you will be entitled to a cash settlement for the First Tranche immediately on the later to occur of (i) the date which is two years following the Grant Date (the “Two Year Retention Period”), or (ii) the date on which the First Tranche’s Performance Conditions are satisfied; and if the Second Tranche Performance Conditions are satisfied, you will be entitled to a cash settlement for the Second Tranche immediately on the later to occur of (i) the date which is three years following the Grant Date (the “Three Year Retention Period”), or (ii) the date on which the Second Tranche’s Performance Conditions are satisfied (each a “Settlement Date”).

Any Stock Units that have not met the Performance Conditions prior to the fifth anniversary of the Grant Date shall be forfeited.

Settlement	As soon as administratively feasible following the applicable Settlement Date, the Company shall deliver to you (or to your estate or designated beneficiary in the event you die and you would otherwise be entitled to an award under the terms of this Agreement) cash equal to $ , which is two times Base Price, for each Stock Unit in the First Tranche and cash equal to $ , which is three times Base Price, for each Stock Unit in the Second Tranche.

Change in Control	Notwithstanding the Performance Conditions and retention periods set forth above, upon the occurrence of a Change in Control, all Stock Units that (but for the application of this clause) have not been settled with cash at the time of the occurrence of such Change in Control event shall vest, and each Stock Unit shall represent the right to receive cash equal to: (i) the Base Price if prior to the Change in Control the Performance Conditions for both the First Tranche and the Second Tranche were not met; (ii) $ , or two times the Base Price, if prior to the Change in Control the Performance Conditions of the First Tranche were met, but the Performance Conditions of the Second Tranche were not met; or (iii) $ , or two times Base Price, for each Stock Unit in the First Tranche and $ , or three times Base Price, for each Stock Unit in the Second Tranche, if prior to the Change in Control the Performance Conditions of the Second Tranche were met.

Stock Unit Transferability	Your Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

Termination of Employment	(a) In the event that your employment with the Company terminates for any reason prior to both the Performance Conditions and the applicable retention periods being satisfied, then all Stock Units that have not been settled as of the date of such termination shall be forfeited.

(b) In the event that the Company terminates your employment without Cause or your employment terminates due to your death, Disability or Retirement prior to the settlement of the Stock Units, and settlement did not occur solely due to the failure to attain the applicable Performance Conditions, then such Stock Units that have satisfied the applicable retention periods shall vest and you (or your estate or designated beneficiary) will receive a cash payment equal to the Base Price of each Stock Unit; and if settlement of such Stock Units did not occur solely due to the failure to attain the applicable retention period, then such Stock Units that have satisfied the applicable Performance Conditions shall vest and you (or your estate or designated beneficiary) will receive a cash payment equal to the payment you would have received for each Stock Unit had the applicable retention period occurred.

(c) In the event that your employment with the Company terminates for Cause or you voluntarily terminate your employment with the Company prior to the settlement of the Stock Units, all Stock Units that have not been settled shall be forfeited.

Right of Recapture	If, at any time, within one year after the Settlement Date of the Stock Units (the “Realization Event”), the Committee determines in its discretion that the Company has been materially harmed by you, whether such harm (a) results in your termination or deemed termination of employment for Cause or (b) results from any activity of yours determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by you from the Stock Units and the receipt of cash pursuant to this Agreement shall be paid by you to the Company upon notice from the Company. Such gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of shares of the Company’s Common Stock. To the extent allowed by applicable law, the Company shall have the right to offset such gain against any amounts otherwise owed to you by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

No Rights as Stockholder	You do not have any of the rights of a shareholder with respect to the Stock Units, including rights to vote or dividends.

Withholding	The Company may require you to remit to it, or may withhold from the award or from other compensation owed to you, an amount sufficient to satisfy any applicable federal, state, local tax, employment, FICA or other mandated withholding requirements in regard to the award in the year or years the award becomes taxable to you.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company or any subsidiaries in any capacity.

Adjustments	In the event of any stock dividend, stock split, combination or exchange of shares, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), recapitalization or other change in the capital structure of the Company, or other corporate transaction, the number of Stock Units covered by this grant will be adjusted by the Committee in accordance with the terms of the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies. Please contact the Plan Administrator to request paper copies of these documents.

Deferral of Compensation	To the extent that Stock Units vest pursuant to this Agreement due to a Change in Control or your Death, disability, Retirement or termination without Cause and your right to receive payment of such vested Stock Units constitutes a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then payment of such Stock Units shall be subject to the following rules: (i) the Stock Units will be paid to you within 30 days after the earlier of (a) your “separation from service” within the meaning of Section 409A of the Code, and (b) the Settlement Date; (ii) notwithstanding the foregoing, if the Stock Units become payable as a result of your “separation from service” within the meaning of Section 409A of the Code (other than as a result of death), and you are a “specified employee” as determined under the Company’s policy for determining specified employees on the date of separation from service, the Stock Units shall be paid on the first business day after the date that is six months following your “separation from service” within the meaning of Section 409A of the Code; and (iii) the Company may, in its sole discretion and to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(ix)(B), terminate this Agreement and pay all outstanding Stock Units to you within 30 days before or 12 months after a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Amendments	No amendment to this Stock Unit Agreement may impair your rights under this Stock Unit Agreement without your consent.

The Plan	The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded. The Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit A
1. For the purpose of this Stock Unit Agreement, “Base Price” shall mean $___, which is the average of the thirty day closing price of the Company’s Common Stock as reported on the New York Stock Exchange immediately prior to the Grant Date.
2. For the purpose of this Stock Unit Agreement, “Cause” shall mean (a) your conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) your conduct related to your employment for which either criminal or civil penalties against you or the Company may be sought; (c) material violation of the Company’s policies, including the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or (d) serious neglect or misconduct in the performance of your duties for the Company or willful or repeated failure or refusal to perform such duties. Any rights the Company may have in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with you or at law or in equity. Any determination of whether your employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to your termination of employment (whether voluntary or involuntary) without Cause, it is discovered that your employment could have been terminated for Cause, your employment shall be deemed to have been terminated for Cause. Your termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.
3. For the purpose of this Stock Unit Agreement, “Change in Control” means the first to occur of any of the following events:
i.	any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

ii.	the majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

iii.	the consummation of a merger or consolidation of the Company with any other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, 60% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

iv.	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, 60% or more of the combined voting power of the voting securities of which is owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
     Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
     For purposes of this definition, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
4. For the purpose of this Stock Unit Agreement, “Disability” shall mean you are permanently and totally disabled and unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve months. The existence of a Disability shall be determined by the Committee in its sole discretion.
5. For purposes of this Stock Unit Agreement, “Fair Market Value” shall mean the closing price for the shares of the Company’s common stock, no par value, reported on the New York Stock Exchange for the relevant date, or if there were no sales on such date, the closing price for the nearest following date.
6. For the purpose of this Stock Unit Agreement, “Retirement” shall mean your termination of employment on or after attaining age 55 and completing 5 years of service with the Company.